REGISTRATION RIGHTS AGREEMENT


               This REGISTRATION RIGHTS AGREEMENT is made and entered into as of ________ __, 2000, by and among SUNBEAM CORPORATION, a Delaware corporation (the "COMPANY"), and the Holders referred to below.

                            W I T N E S S E T H:

               WHEREAS, the Company is a party to the Credit Agreement, dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Subsidiary Borrower referred to therein, the lenders party thereto (collectively, the "LENDERS"), Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., as documentation agent, and First Union National Bank, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT");

               WHEREAS, pursuant to Amendment No. 11 and Twelfth Waiver, dated as of July 6, 2000 (the "ELEVENTH AMENDMENT"), to and under the Credit Agreement, the Lenders have agreed to amend and waive certain provisions of the Credit Agreement to permit the Company to consummate the Exchange Offer referred to and as defined in the Eleventh Amendment; and

               WHEREAS, in consideration of the Lenders' agreement to amend and waive certain provisions of the Credit Agreement to permit the Exchange Offer, the Company has agreed pursuant to the Eleventh Amendment to (a) issue to the Lenders (in such capacity, the "HOLDERS") shares of the Common Stock and/or Preferred Stock of the Company referred to below and (b) provide certain registration and other rights to the Holders with respect to public offerings and sales of the Holders' Registrable Securities referred to below;

               NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

               SECTION 1. Definitions. As used herein, the following terms shall have the following meanings:

               "AGREEMENT" means this Registration Rights Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized by law, regulation or executive order to close.

               "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

               "DELAY NOTICE" has the meaning set forth in Section 6(c).

               "DEMAND PARTICIPATION NOTICE" has the meaning set forth in
        Section 3(a).

               "DEMAND REGISTRATION" has the meaning set forth in Section
        3(b).

               "DEMAND REGISTRATION NOTICE" has the meaning set forth in
        Section 3(a).

               "ELEVENTH AMENDMENT" has the meaning set forth in the recitals to this Agreement.

               "HOLDER" means the Lenders identified on the signature pages hereto and any of their transferees hereunder of Registrable Securities; provided, however, that each Lender identified on the signature pages hereto, together with any affiliates of such Lender to which Registrable Securities have been transferred during the term of this Agreement, shall constitute one (1) Holder for purposes of the demand registration rights granted pursuant to
        Section 3 of this Agreement. For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security to be the Holder thereof.

               "MATERIAL ADVERSE CHANGE" means, for purposes of Section 3(d)(ii), any material adverse change in, or the occurrence of any event which could reasonably be expected to have a material adverse effect on, the business or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (it being understood that a change in general political, economic, financial, banking, capital market or consumer products industry conditions shall not be a "Material Adverse Change" unless such change has, or could reasonably be expected to have, a material adverse effect on the Company and its subsidiaries as described above).

               "MATERIAL DEVELOPMENT CONDITION" has the meaning set forth in Section 6(c).

               "OTHER REGISTRATION STATEMENT" has the meaning set forth in
        Section 5(b).

               "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

               "PREFERRED STOCK" means the preferred stock of the Company to be issued to the Lenders, as contemplated by the Eleventh Amendment, which preferred stock shall have the terms set forth in the Certificate of Designation of Preferred Stock attached as Exhibit D to the Eleventh Amendment.

               "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments and all materials incorporated by reference in such prospectus.

               "REGISTRABLE SECURITIES" means (i) the shares of Common Stock and, if applicable, the shares of Preferred Stock, owned by the Holders on the date hereof or issued to or acquired by any Holders after the date hereof, in each case, as contemplated by the Eleventh Amendment, and (ii) any other securities issued or issuable as a result of any other transaction or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Common Stock or Preferred Stock.

               "REGISTRATION PERIOD" has the meaning set forth in Section
        3(c).

               "REGISTRATION STATEMENT" means any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such registration statement.

               "REQUESTING SECURITYHOLDER" has the meaning set forth in
        Section 4.

               "RESTRICTED SECURITY" has the meaning set forth in Section
        2.

               "RULE 144" means Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

               "RULE 415" means Rule 415 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

               "RULE 903" means Rule 903 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

               "RULE 904" means Rule 904 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

               "SEC" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

               "SECURITIES ACT" means the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

               "UNDERWRITTEN OFFERING" means a registered offering in which securities of the Company are sold to an underwriter for re-offering to the public.

               SECTION 2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a "RESTRICTED SECURITY" is a Registrable Security which has not been effectively registered under the Securities Act and distributed in accordance with an effective Registration Statement or which has not been sold by a Holder pursuant to Rule 144 (except pursuant to a transfer to any affiliate of such Holder), Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or Rule 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or Rule 904 are ineligible for resale in the United States under Section 4(l) of the Securities Act notwithstanding expiration of the applicable restricted period.

               SECTION 3.  Demand Registration.

               (a) Demand. Each Holder shall have the right to deliver one
(1) written notice to the Company to effect the registration (a "DEMAND REGISTRATION NOTICE") of all or such portion of the Registrable Securities consisting of Common Stock held by such Holder as such Holder shall specify and, from and after 90 days after the date of this Agreement, each Holder shall also have the right to deliver one (1) Demand Registration Notice in respect of all or such portion of the Registrable Securities consisting of Preferred Stock held by such Holder as such Holder shall specify. Within five (5) Business Days after receipt of any such Demand Registration Notice, the Company shall give written notice of such proposed registration to all other Holders. Such Holders shall have the right, by giving written notice (the "DEMAND PARTICIPATION NOTICE") to the Company within fifteen
(15) days after receipt of such notice from the Company, to elect to have included in such registration such number of shares of Registrable Securities consisting of Common Stock (if such Demand Registration Notice was in respect of Registrable Securities consisting of Common Stock) or Registrable Securities consisting of Preferred Stock (if such Demand Registration Notice was in respect of Registrable Securities consisting of Preferred Stock), as applicable, as such Holders may request in such Demand Participation Notice. A Holder or Holders may, at any time before the applicable Registration Statement relating to the Demand Registration is declared effective by the SEC, request that such Holder's Registrable Securities not be included therein by providing a written notice to that effect to the Company. Notwithstanding the foregoing, (i) if the managing underwriter or underwriters, if any, of any such proposed Demand Registration advises the Company and the Holders that the total amount of Registrable Securities which the Holders intended to be included in such Demand Registration (whether pursuant to a Demand Registration Notice, or a Demand Participation Notice, relating to such Demand Registration) is sufficiently large to adversely affect the success of such proposed Demand Registration, then the amount of Registrable Securities to be offered for the accounts of the Holders delivering Demand Participation Notices shall be reduced pro rata, based upon the aggregate number of Registrable Securities intended to be included in such Demand Registration by such Holders, to the extent necessary to reduce the total amount of Registrable Securities to be included in such proposed Demand Registration to the amount such managing underwriter or underwriters reasonably and in good faith believe will not jeopardize the success of such Demand Registration before the Registrable Securities offered by the Holder delivering the Demand Registration Notice are so reduced and (ii) the Company shall not be obligated to comply with more than one (1) Demand Registration Notice received from the Holders during any calendar quarter.

               (b) Filing of Registration Statement. Upon receipt of a Demand Registration Notice, the Company shall use its reasonable best efforts to file, as expeditiously as possible, but in any event no later than thirty (30) days after the date of receipt of such Demand Registration Notice by the Company, a Registration Statement on Form S-3 (or any successor form), or in the case such Registration Statement is required to be made on Form S-1 or Form S-2 (or any successor form), no later than sixty (60) days after the date of receipt of such Demand Registration Notice by the Company, covering all Registrable Securities which the Company has been so requested to register pursuant to such Demand Registration Notice and any related Demand Participation Notices (the "DEMAND REGISTRATION").

               (c) Effectiveness of Registration Statement. Subject to the provisions of Sections 6(c) and (d), the Company agrees to use its reasonable best efforts to (i) cause the Registration Statement relating to any Demand Registration described in Section 3(a) to become effective as promptly as practicable, and (ii) thereafter keep each such Registration Statement effective continuously for the period (the "REGISTRATION PERIOD") ending, subject to the second sentence of Section 5(b) and clauses (3) and
(4) of the last sentence of Section 6(c), on the earlier of (A) the first anniversary of the date such Registration Statement is declared effective by the SEC and (B) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed.

               (d)     Discretion of Holders.

                      (i) Subject to the provisions of this Agreement, the Holder requesting a Demand Registration shall determine whether (A) to proceed with, withdraw from or terminate such proposed Demand Registration, (B) such Demand Registration will be an Underwritten Offering of the Registrable Securities to be sold pursuant to such Demand Registration and, if such Demand Registration will be an Underwritten Offering, such Holder shall select the investment banker or bankers that will manage the offering, provided that such investment banker or bankers shall be reasonably satisfactory to the Company and any other Holders participating in such Underwritten Offering and (C) to take such actions as may be necessary to close the sale of Registrable Securities contemplated by such Demand Registration, including without limitation, waiving any conditions to closing such sale which have not been fulfilled.

                      (ii) In the event that the Holder delivering a Demand Registration Notice determines not to proceed with a Demand Registration at any time before the Registration Statement with respect to such Demand Registration has been declared effective by the SEC, and such Holder reimburses the Company for all reasonable fees, costs and expenses incurred in connection therewith, then the Demand Registration Notice delivered by such Holder shall be deemed null and void and shall not constitute a request for a Demand Registration by such Holder under Section 3(a); provided, however, that any Holder that determines not to proceed with a Demand Registration, as provided immediately above, shall not be entitled to deliver a new Demand Registration Notice until, at the earliest, the first day of the next calendar quarter following the withdrawal of such Holder's prior Demand Registration Notice. If the Holder determines not to proceed with a Demand Registration (A) at any time at the request of the Company, (B) as a result of a Material Adverse Change or (C) because, for any reason other than the failure of the selling Holders to comply with any covenant or agreement set forth in this Agreement, the Registration Statement relating thereto is not declared effective by the SEC within one hundred twenty (120) days after the initial filing by the Company of such Registration Statement with the SEC then, in any such case, such Holder will not be required to reimburse the Company for the fees, costs and expenses incurred in connection with such Demand Registration in order to preserve its Demand Registration right under this Agreement, and the Demand Registration Notice delivered by such Holder shall be deemed null and void and shall not constitute a request for a Demand Registration by such Holder under
        Section 3(a).

               SECTION 4. Piggyback Registration. If, during the term of this Agreement, the Company at any time proposes to file a registration statement with respect to any class of equity securities, whether (a) for its own account (other than in connection with (i) a Registration Statement contemplated by Section 3 or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), (ii) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (iii) a dividend reinvestment plan) or (b) for the account of a holder of securities of the Company (a "REQUESTING SECURITYHOLDER") pursuant to demand registration rights granted by the Company (other than a Registration Statement contemplated by Section
3), then the Company shall in each case give written notice of such proposed filing to all Holders at least fifteen (15) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 4 shall so advise the Company in writing within ten (10) days after the date of receipt of such notice by such Holder (which request shall set forth the amount of Registrable Securities of such Holder for which registration is requested), and the Company shall use its reasonable best efforts to include in such registration statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters, if any, of any such proposed public offering advises the Company that the total amount of securities which the Holders of Registrable Securities, the Company and any other Persons intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount of Registrable Securities to be offered for the accounts of the Holders shall be reduced pro rata, based upon the aggregate number of Registrable Securities intended to be included in such offering by such Holders, to the extent necessary to reduce the total amount of securities to be included in such proposed public offering to the amount such managing underwriter or underwriters reasonably and in good faith believes or believe will not jeopardize the success of such public offering before the securities offered by the Company or any Requesting Securityholder, as applicable, are so reduced. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 4 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to any Holder; provided that the Company's obligations under Sections 5(a)(ii), 7 and 8 shall remain effective.

               SECTION 5.  Registration Procedures.

               (a) General. In connection with the Company's registration obligations pursuant to Section 3 and, to the extent applicable, Section 4, the Company shall:

                      (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective during the Registration Period (and upon the occurrence of any event described in Sections 5(a)(ii), 5(b) or 6(c) use its reasonable best efforts to cause such Registration Statement or a new Registration Statement to become effective), provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement, and, provided further that as soon as practicable, but in no event later than five (5) Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and each underwriter, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and each such underwriter;

                      (ii) notify the selling Holders of Registrable Securities and each managing underwriter, if any, promptly (A) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (B) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any comments with respect to any filing, (D) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (E) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) if there is a misstatement or omission of a material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading;

                      (iii) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering agree should be included therein relating to the sale of the Registrable Securities, including without limitation, information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                      (iv) furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post- effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                      (v) deliver to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

                      (vi) use its reasonable best efforts to register or qualify, or cooperate with the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter reasonably requests in writing; provided, however, that the Company will not be required to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

                      (vii) cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriter or underwriters;

                      (viii) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

                      (ix) otherwise use its reasonable best efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

                      (x) use its reasonable best efforts to make any filings required to be made with the New York Stock Exchange;

                      (xi) subject to the proviso in paragraph (vi) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities (other than as may be required by (x) the governmental agencies or authorities of any foreign jurisdiction and (y) a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities); provided, however, that, in connection with any offering of Registrable Securities, the Company shall not be obligated to register for sale or sell any Registrable Securities in any foreign jurisdiction;

                      (xii) in connection with any Underwritten Offering of Registrable Securities, enter into an underwriting agreement containing representations and warranties, covenants, conditions and indemnification provisions customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or disposition of such Registrable Securities in such Underwritten Offering;

                      (xiii) give the Holders of Registrable Securities being sold, the underwriter or underwriters, if any, participating in any such disposition of Registrable Securities and their respective counsel and any accountant retained by such Holders or underwriter or underwriters such access to its books and records and such opportunities to discuss the business and financial condition of the Company with its officers and accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Securities Act, and give such Holders or underwriters a reasonable opportunity to review the Registration Statement and any amendment or supplement thereof before filing any thereof;

                      (xiv) deliver to each Holder participating in any Registration Statement not filed on Form S-3 under the Securities Act, a copy of the "comfort" letter or letters, or any updates thereof according to customary practice, of the independent certified public accountants who have certified the Company's financial statements included in such Registration Statement covering substantially the same matters with respect to such Registration Statement (including the Prospectus) and with respect to events subsequent to the date of the Company's financial statements as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities, and the Company will use its reasonable best efforts to cause such "comfort" letters to be addressed to such Holders; and

                      (xv) deliver to the Holders and any underwriters participating in any registered offering not filed on Form S-3 under the Securities Act an opinion and any updates thereof of outside counsel to the Company covering substantially the same matters as are customarily covered in opinions of issuer's counsel delivered to underwriters in underwritten public offerings of securities, addressed to each of such Holders and underwriters participating in such offering and dated the closing date thereof.

               As a condition precedent to the participation in any registration hereunder, the Company may require each seller of Registrable Securities as to which any such registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.

               (b) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in
Section 5(a)(ii)(D), (E) or (F), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until such Holder (i) is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act, (ii) receives copies of any required supplemented or amended Prospectus, or (iii) is advised in writing by the Company that the use of the Prospectus may be resumed. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Section 5(b). If reasonably requested by the Company, upon the occurrence of such event, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

               SECTION 6.  Holdback Agreements.

               (a) Hold-Back Election. In the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), and other than in connection with (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (ii) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a holder of securities of the Company pursuant to registration rights granted by the Company prior to the date of this Agreement, each Holder agrees that if such Holder is reasonably requested to do so by the managing underwriter or underwriters, then such Holder shall not effect any public sale or distribution of Registrable Securities of the Company, except as part of such underwritten registration, during the period beginning thirty (30) days prior to the closing date of such underwritten offering and ending ninety (90) days after such closing date.

               (b) Restrictions on Sale. The Company covenants and agrees that (i) it shall not, and that it shall not cause or permit any of its subsidiaries to, effect any public sale or distribution of any securities of the same class as the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities) during the thirty (30) day period prior to, and during the ninety (90) day period beginning on, the commencement of any underwritten offering of Registrable Securities pursuant to a Demand Registration unless the Company agrees to include in any such public sale or distribution of securities all of the Registrable Securities otherwise to be included in such underwritten offering of Registrable Securities pursuant to such Demand Registration, (ii) the Company will not, and the Company will not cause or permit any subsidiary of the Company to, after the date of this Agreement, enter into any agreement or contract that (A) would allow any holder or prospective holder of securities of the Company to include such securities in any registration statement filed by the Company to the exclusion of Registrable Securities that any Holder desires to include in any such offering or (b) conflicts with or limits or prohibits the full and timely exercise by the Holders of the rights herein to deliver a Demand Registration Notice and effect a Demand Registration or to join in any Registration Statement as contemplated by Section 4 hereof and (iii) it shall use its reasonable best efforts to secure the written agreement of each of its executive officers, directors and any holders of 10% or more of the Company's then outstanding Common Stock to not effect any public sale or distribution of any securities of the same class as the Registrable Securities (or any securities convertible into or exchangeable or exercisable for any such securities), or any option or right for such securities during the period described in clause (i) above.

               (c) Material Development Condition. With respect to any Registration Statement filed or to be filed pursuant to Section 3, if the board of directors of the Company determines that, in its good faith judgment, (i) it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other development involving the Company or any subsidiary, or the unavailability for reasons substantially beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary for purposes of disclosure to the stockholders or potential investors of the Company) be materially disadvantageous (a "MATERIAL DEVELOPMENT CONDITION") to the Company or any subsidiary or its stockholders for such Material Development Condition to be publicly disclosed, and (ii) the Company reasonably believes it would be required under the Securities Act to disclose such Material Development Condition in such Registration Statement, then the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "DELAY NOTICE") to any Holder of Registrable Securities included or to be included in such Registration Statement, (A) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease,
(B) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (C) in the event no such Registration Statement has yet been filed or declared effective, to delay filing or effectiveness of any such Registration Statement (but not the Company's obligation to expeditiously prepare) until, in any such case, such Material Development Condition shall be disclosed or in the good faith judgment of the board of directors of the Company, such Material Development Condition no longer exists (in either case, notice of which the Company shall promptly deliver to the Holders of Registrable Securities included or to be included in such Registration Statement). Notwithstanding the foregoing provisions of this
Section 6(c): (1) the Company shall not be entitled to cause sales of Registrable Securities to cease or to delay any registration of Registrable Securities required pursuant to Section 3 by reason of any existing or anticipated Material Development Condition if at the time any other registration statement of the Company is then in effect under the Securities Act (the "OTHER REGISTRATION STATEMENT") and the Company has a contractual right to cause selling stockholders to cease sales pursuant thereto or to withdraw the effectiveness of the Other Registration Statement and fails to do so, unless either such right arises out of a misstatement, omission or event that is applicable only to the Registration Statement and not to the Other Registration Statement; (2) in no event may such cessation or delay (A) be, for each such Registration Statement, for a period of more than forty- five (45) consecutive days from the giving of its Delay Notice to a Holder or Holders with respect to such Material Development Condition, as provided above, or (B) for each such Registration Statement, exceed in the aggregate one hundred twenty (120) days in any consecutive three hundred sixty-five (365) day period; (3) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as provided in this sentence, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as practicable after such Material Development Condition expires or, if sooner, as soon as practicable after the expiration of the forty-five (45) day period referred to in the foregoing clause (2), and the Registration Period for such new Registration Statement shall be the greater of sixty (60) days or the number of days that remained in such Registration Period with respect to the withdrawn Registration Statement at the time it was withdrawn; and (4) in the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause a Holder or Holders to refrain from selling Registrable Securities for any period during the Registration Period, the Registration Period with respect to such Holders shall be extended by the number of days during the Registration Period that such Holders are required to refrain from selling Registrable Securities.

               (d) Limitation on Demand and Piggyback Registration Rights. Notwithstanding anything to the contrary contained in this Agreement, when, in the written opinion of counsel for the Company (which counsel shall be experienced in securities law matters and reasonably acceptable to the Holders) addressed and delivered to the Holders, registration of the Registrable Securities is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of such Registrable Securities and that all Registrable Securities then held by each Holder can be sold within a three-month period commencing on the date of such opinion in a transaction or transactions exempt from the registration requirements of the Securities Act, the Holders shall have no rights pursuant to Sections 3 and 4 to request a Demand Registration or a piggyback registration in connection with such proposed sale and the Company shall promptly provide to the transfer agent and each Holder's broker in connection with any sale transaction an opinion as to the matters set forth in this paragraph, reasonably sufficient in form and substance to permit the transfer agent to issue stock certificates for such Registrable Securities without any legend restricting transfer thereof.

               SECTION 7. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including without limitation, with respect to "comfort" letters and opinions), the reasonable fees and disbursements of a single counsel selected by the Holder delivering the applicable Demand Registration Notice (or the Holders of a majority of the Registrable Securities proposed to be included in any Registration Statement pursuant to Section 4), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and fees and expenses of other Persons retained by the Company, shall be borne by the Company, provided that the Company shall not be obligated to pay underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

               SECTION 8.  Indemnification.

               (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any Holder or any underwriters expressly for use therein or by such Holder's failure to deliver, or its underwriter's or other agent's failure to deliver, a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished each Holder with the requested number of copies of the same. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if so requested.

               (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits relating to such Holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of material fact in, or any omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit relating to such Holder so furnished in writing by such Holder to the Company specifically for inclusion therein. The Company and the other Persons described above shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. In no event shall any participating Holder have an obligation to indemnify any Person pursuant to this Section 8(b) for any amount in excess of the net proceeds received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

               (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice and reasonably satisfactory to the indemnified party; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party of any liability that it may have to the indemnified party hereunder, except to the extent that the substantive rights or defenses of the indemnifying party are prejudiced by reason of such failure; provided, further, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (1) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (2) in the reasonable judgment of any such Person, based upon a written opinion of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one (1) local counsel in each applicable jurisdiction if reasonably required in any specific instance) for all parties indemnified by such indemnifying party with respect to such claim.

               (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated thereby, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified party or parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations. In no event shall any participating Holder be required to contribute any amount in excess of the net proceeds received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to the applicable Registration Statement.

               SECTION 9. Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 9, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the Registrable Securities then outstanding, provided, however, that no such waiver and no such amendment, supplement or modification shall (a) adversely affect the rights of a Holder under Section 3 or Section 4 or (b) amend, modify or waive any provision of Section 5 in any material respect or this Section 9, in each case without the written consent of each Holder. Any such waiver and any such amendment, modification or supplement shall apply equally to each of the Holders and the Company. Notwithstanding the foregoing, a waiver or consent to departures from the provisions hereof that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by the Holders of not less than a majority of the Registrable Securities proposed to be sold by such Holders pursuant to such Registration Statement.

               SECTION 10. Term of Agreement; Survival of Indemnification. This Agreement may be terminated at any time by a written instrument signed by Holders of all of the Registrable Securities then outstanding. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding. The indemnification provisions contained in Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and shall survive the transfer of the Registrable Securities and termination of this Agreement.

               SECTION 11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

                      (a) If to a Holder of Registrable Securities, at the most current address given by such Holder to the Company, in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder set forth on the signature page executed by such Holder, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, attention: Steve Fuhrman, Esq., telecopy: (212) 455-2502.

                      (b) If to the Company, initially at 2381 Executive Center Drive, Boca Raton, Florida 33431, attention: General Counsel, telecopy: (561) 912-4612 and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 11, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, attention: Joseph Halliday, Esq., telecopy:
        (917) 777-3260.

                      (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or telecopier, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following such mailing.

               SECTION 12. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               SECTION 13. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               SECTION 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK.

               SECTION 15. Jurisdiction; Forum. Each party hereto consents and submits to the jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Agreement. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 11, addressed to such party. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

               SECTION 16. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforce ability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               SECTION 18. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment to, any subsequent Holder of the Registrable Securities.

               SECTION 19. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                       SUNBEAM CORPORATION



                                       By:_________________________________
                                          Name:
                                          Title:


                                       HOLDERS:

                                       MORGAN STANLEY SENIOR FUNDING, INC.


                                       By:_________________________________
                                          Name:
                                          Title:

                                       Address:

                                       1585 Broadway
                                       New York, New York  10036
                                       Attention:  Michael Petrick
                                       Telecopy:  212-761-0713


                                       BANK OF AMERICA, N.A.


                                       By:_________________________________
                                          Name:
                                          Title:

                                       Address:

                                       335 Madison Avenue
                                       New York, New York  10017
                                       Attention:  Peter Wheelock
                                       Telecopy:  212-503-7080


                                       FIRST UNION NATIONAL BANK


                                       By:_________________________________
                                          Name:
                                          Title:

                                       Address:

                                       One First Union Center
                                       301 South College Street, DC-5
                                       Charlotte, North Carolina  28288-0737
                                       Attention:  Thomas Molitor
                                       Telecopy:  704-374-3300